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                                                                     EXHIBIT 2.1


                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement"), dated as of February 18th, 1999, is by and among CyberRamp, L.L.C., a Texas limited liability company (the "Company"), the undersigned members of the Company (collectively, the "Members") and Internet America, Inc., a Texas corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company is in the business of providing dial-up and dedicated Internet access to customers, both individuals and businesses, in the Dallas-Fort Worth metroplex market of the State of Texas; and

         WHEREAS, the Members hold all of the issued and outstanding membership interests in the Company, which ownership interests are as set forth on Schedule
3.4 (the "Securities"), and desire to sell, and Purchaser desires to purchase, the Securities.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. In addition to terms otherwise defined in this Agreement, as used in this Agreement, the following terms shall have the meanings set forth below:

         "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         "Closing Date" shall mean the date hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Principal Members" shall mean James G. Hazlewood, John H. Jackson and Richard D. Evans.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "SEC" shall mean the United States Securities and Exchange Commission.


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                                   ARTICLE II.
                                PURCHASE AND SALE

         SECTION 2.1. PURCHASE AND SALE OF SECURITIES. Subject to and upon the terms and conditions contained herein, on the Closing Date, the Members shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all security interests, liens, claims, encumbrances and restrictions, and Purchaser shall purchase, accept and acquire from the Members, the Securities.

         SECTION 2.2. PURCHASE PRICE. The total consideration for the Securities (the "Purchase Price") shall be 365,725 shares (the "Shares") of Purchaser's common stock, par value $.01 per share (the "Common Stock"). The Shares shall be paid to the Members in accordance with their ownership of the Securities as set forth on Schedule 3.4B. Solely for federal income tax purposes, the parties agree to treat the purchase and sale of the Securities in the manner described in Situation 2 of Revenue Ruling 99-6, 1999-5 I.R.B. 1 (January 14, 1999). The parties further agree that the "Acquisition Consideration" shall be allocated among the assets deemed to have been acquired by the Company as set forth in
Schedule 2.2. The allocation shall be made in accordance with the provisions of
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations thereunder. Each of the parties to this Agreement shall, solely for federal income tax purposes, (i) report the transactions contemplated by this Agreement in a manner consistent with the allocations in
Schedule 2.2, and (ii) file, to the extent and in the manner required by the Code, Internal Revenue Service Form 8594 (together with any required amendments thereto) consistent with such agreed allocation.

         SECTION 2.3. SPECIAL PROVISIONS. Certain of the Members shall enter into a Noncompetition Agreement with Purchaser (the "Noncompetition Agreements"), the forms of which are set forth in Schedule 5.1(d). In addition, the Company and certain Members shall enter into an Amendment to Lease Agreement in substantially the form set forth in Schedule 5.1(h).

                                 ARTICLE III. A.
                EACH MEMBER'S REPRESENTATIONS AND WARRANTIES AS
                       TO HIS OR HER MEMBERSHIP INTEREST

         Each Member, severally and not jointly, represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         SECTION 3.1A. OWNERSHIP OF SECURITIES. Such Member owns of record and beneficially the membership interest of the Company set opposite the name of such Member on Schedule 3.4B.; such Member owns all rights, title and interests in and to his or her Securities, free and clear of all liens, claims and restrictions (including any voting trusts or members' agreements); and such Member's transfer of his or her Securities to Purchaser pursuant to this Agreement will pass to Purchaser all right, title and interest in and to such Securities free of any liens, claims or restrictions whatsoever. Such Member has the exclusive right to vote his or her Securities.

         SECTION 3.2A. AUTHORIZATION. With respect to this Agreement and any other contract,

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instrument or document executed and delivered by such Member at the Closing pursuant to this Agreement (this Agreement and such other contracts, instruments and documents, collectively the "Member Delivered Documents"): (a) such Member has all right, power and authority to execute, deliver and perform the Member Delivered Documents executed and delivered by him or her, including transferring his or her Securities to Purchaser; (b) in the case of any Member that is not a natural person, such Member is duly organized, validly existing and in good standing under the laws of its state of organization, and has the power and authority to own all of its properties and assets and to carry on its business as it is now being conducted; (c) the execution, delivery and performance by such Member of the Member Delivered Documents executed and delivered by him or her have been duly authorized by all necessary action on the part of such Member in compliance with governing or applicable agreements, instruments or other documents (including, in the case of a Member that is not an individual, such Member's articles or certificate of incorporation, bylaws, partnership agreement, or if such Member holds its shares through an estate or trust, the will governing such estate or the instrument governing such trust) and applicable law; (d) this Agreement does, and each of the other Member Delivered Documents will, when executed and delivered, constitute a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies; and (e) the securities transfer power executed by such Member and delivered at the Closing will effectively convey to, and vest in Purchaser all of such Member's right, title and interest in and to such Member's Securities, free and clear of all liens, claims or restrictions.

         SECTION 3.3A. ABSENCE OF VIOLATIONS OR CONFLICTS. Neither the execution, delivery or performance of the Member Delivered Documents nor the consummation of the transactions contemplated hereby or thereby will (i) result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, contract or other instrument under which such Member is bound or to which any of the Securities are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Securities or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Member or any of his or her Securities.

         SECTION 3.4A. NO CONSENTS REQUIRED. No consent, authorization, clearance, order or approval of, or filing or registration with, any court or any public, governmental or regulatory agency or body, any lender or lessor or any other person or entity is required for or in connection with the consummation by such Member of the transactions contemplated by the Member Delivered Documents, or performance by such Member of the Member Delivered Documents.

         SECTION 3.5A. NO OTHER CLAIMS. Without limiting the foregoing, no act or omission of such Member or any predecessor in interest (including any prior offer, purchase, sale transfer, negotiation or transaction of any nature or kind with respect to any membership interest or other securities or ownership interest, or options, warrants, subscriptions, puts, calls, or other rights, commitments, undertakings or understandings to acquire any membership interest or other securities or ownership interest, of the Company or any predecessor, or any bankruptcy or insolvency event affecting such Member) has resulted in, or will result in, any former shareholder or holder of any

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ownership interest in a predecessor (or alleged or purported former shareholder or holder of any ownership interest in a predecessor) of the Company or any predecessor or any other person having now or in the future any valid claim or cause of action whatsoever against the Securities of such Member, or Purchaser.

         SECTION 3.6A. STATUS OF THE MEMBERS. Such Member is knowledgeable in making investments and is able to bear the economic risk of loss of its investment in Purchaser. Except as set forth on Schedule 3.6A., such Member is an "accredited investor", as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Member is acting on his or her own behalf in connection with the investigation and examination of Purchaser and his or her decision to execute this Agreement and all related documents, instruments and agreements. Such Member is purchasing the Shares for his or her own account, and not with a view of distribution. Such Member acknowledges that the Shares are unregistered and may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, unless an exemption exists therefor.

         Such Member acknowledges Purchaser has made all documents pertaining to the transactions contemplated herein and in the Schedules attached hereto available to such Member and/or his or her representatives and has allowed such Member and/or his or her representatives an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in such documents. Such Member has relied upon advice of his or her representative and/or independent investigation made by the Member and/or his or her representative, and acknowledges that no representations or agreements other than those set forth in this Agreement and the other agreements included in the Schedules attached hereto have been made in respect thereto. For any Member who is not an accredited investor, such Member, by reason of his or her business or financial experience and/or that of his or her representative (who is unaffiliated with Purchaser or any affiliate of Purchaser and who is not compensated by Purchaser or any affiliate of Purchaser), such Member has the capacity to protect such Member's own interest in connection with the transactions contemplated by this Agreement and the issuance of the consideration to such Member with respect to the transactions contemplated herein. Such Member expressly acknowledges and confirms that such Member has evaluated and understands the risks and terms of investing in the securities of Purchaser to be issued to such Member by Purchaser, and/or such Member and its representative have such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that such Member is, or they are, capable of evaluating the merits and risks of an investment in the Shares to be issued to such Member in connection with the transactions contemplated herein.

                                 ARTICLE III. B.
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MEMBERS

         The Company and each Principal Member jointly and severally represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         SECTION 3.1B. ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the

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State of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be qualified or licensed would not have a material adverse effect on the business of the Company.

         SECTION 3.2B. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement and the other agreements, instruments and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company, its Manager and Members. This Agreement and each other agreement, instrument and document contemplated hereby has been duly executed and delivered by the Company and Members, and are enforceable against the Company and Members in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.3B. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements, instruments and documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Organization or Regulations of the Company or any agreement, indenture or other instrument under which the Company is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company.

         SECTION 3.4B. OWNERSHIP OF THE SECURITIES; CAPITALIZATION. The authorized and issued membership interests of the Company and the ownership interests of the Members are set forth on Schedule 3.4B. There are no authorized but unissued membership interests of the Company. All of the issued and outstanding membership interests of the Company are duly authorized, validly issued, fully paid and nonassessable. No membership interests of the Company have been issued or disposed of in violation of the rights of any of the Company's members. All accrued dividends, distributions or other payments based on membership interests of the Company, whether or not declared, have been paid in full. The Company has no ownership interest in any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.5B. CONSENTS. Except as set forth on Schedule 3.5B., no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements, instruments and documents contemplated hereby on the part of the Company.

         SECTION 3.6B. CORPORATE RECORDS. Copies of the Articles of Organization and Regulations of the Company, both as amended, are attached hereto as Schedule 3.6B. and are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies

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of which have been delivered to Purchaser, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the manager (and any committees thereof) and the members of the Company since the formation of the Company.

         SECTION 3.7B. TAXES.

         (a) All income, excise, corporate, franchise, property, sales, use, payroll, withholding and other taxes related to taxable periods or portions thereof ending prior to or on the date hereof, including without limitation governmental charges, assessments and required contributions of the Company or Members with respect to the Company's business that may result in the filing of a lien on the Company's assets or that may result in the imposition of transferee or other liability on Purchaser for the payment of such taxes, have been accurately recorded and duly paid, collected or withheld and remitted to the appropriate governmental agency, except for current taxes not due and payable prior to or on the date hereof.

         (b) All tax returns and information statements required to have been filed by the Company have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. The Company is not currently the beneficiary of any extension of time within which to file any tax return, and no claim has ever been made by any governmental authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by that jurisdiction.

         (c) No deficiencies exist or have been asserted or are expected to be asserted with respect to taxes of the Company and the Company has not received notice (verbally or in writing) nor does it expect to receive notice that it has not filed a tax return or paid any taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any tax of the Company is currently in process, pending or, to the best knowledge of the Company and Principal Members, threatened (verbally or in writing). No waiver or extension of any statute of limitations relating to the assessment or collection of any tax of the Company is in effect. There are no outstanding requests for rulings with any tax authority relating to taxes of the Company.

         (d) The Company is not and has never been a party to any tax sharing agreement or arrangement (formal or informal, verbal or in writing) and is not and has never been liable for the taxes of any other person, whether by law or contract. Neither the Company nor any Member (or any direct or indirect owner of any Member) is a "foreign person" as defined in Section 1445(f)(3) of the Code. Except as set forth in Schedule 3.13B, the Company does not and has not ever held, directly or indirectly, any "United States real property interest" as that term is used in Section 897(a) of the Code. The Company is not required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

         (e) The Company is properly classified as a "partnership" for all federal income tax purposes and has been so classified since its inception. The Company is not and has never been a "publicly traded partnership" within the meaning of Code Sections 7704(b) or 469(k)(2). The Company has not elected to be excluded from any of the provisions of subchapter K of chapter 1 of the Code and the Company has not filed any election pursuant to Treasury regulations Section 301.7701-3(c).


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         SECTION 3.8B. COMPLIANCE WITH LAWS. The Company and Members have complied with all laws, regulations and licensing requirements applicable to the business of the Company, including without limitation, environmental laws and requirements, and have filed with the proper authorities all necessary statements and reports required to be filed by the Company. There are no existing violations of, or any existing, pending or, to the best knowledge of the Company and Principal Members, threatened investigation or inquiry with respect to any federal, state or local law or regulation applicable to the business of the Company. The Company possesses all necessary licenses, franchises, permits and governmental authorizations to conduct the Company's business as now conducted.

         SECTION 3.9B. FINDER'S FEE. Neither the Company nor any Member has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 3.10B. LITIGATION. There are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Company and Members, threatened, against or affecting, or that could affect, the Company, the Securities, any of the assets or the business of the Company. Neither the Company nor any Principal Member knows of any basis for any such action, proceeding or investigation.

         SCHEDULE 3.11B. FINANCIAL STATEMENTS; LIABILITIES. Attached as Schedule 3.11B(1) are the Company's unaudited balance sheet and related unaudited statement of income for each of the twelve-month periods ended December 31 for the 1996, 1997 and 1998 calendar years and for the one-month period ended January 31, 1999 (collectively, the "Financial Statements"). The Financial Statements are true, correct and complete, are in accordance with the books and records of the Company, fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated and have been prepared on a consistent basis with prior periods. Except as set forth on
Schedule 3.11B(2), the Financial Statements and footnotes thereto reflect all known liabilities of the Company, accrued, contingent or otherwise (asserted or unasserted), arising out of transactions effected or events occurring on or prior to the dates thereof. All known liabilities of the Company, accrued, contingent or otherwise (asserted or unasserted) arising out of transactions effected or events occurring from February 1, 1999 through the Closing Date are set forth on Schedule 3.11B(2). All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. All tangible assets used in the conduct of the business of the Company are reflected in the Financial Statements. Except as set forth in Schedules 3.11B(1) or (2), the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and neither the Company nor the Principal Members know of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

         SCHEDULE 3.12B. EMPLOYEE MATTERS. Schedule 3.12B. contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all salaried

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employees of the Company. In addition, Schedule 3.12B. contains a complete and accurate description of (i) all accrued but unpaid Cash Compensation, vacation, sick leave and all other benefits as of the Closing Date for all employees of the Company and (ii) any promised increases in Cash Compensation of such persons that have not yet been effected. Schedule 3.12B. contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or to which the Company contributes on behalf of its employees. The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. Except as set forth on Schedule 3.12B., the Company is not a party to any employment agreements with respect to its employees (including but not limited to employee leasing agreements, employee services agreements and noncompetition agreements). Except as set forth in Schedule 3.12B. the Company does not sponsor or contribute to on behalf of its employees, and has not sponsored or contributed to in the three years preceding the date of this Agreement, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. The Company (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. The Company has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or, to the best knowledge of the Company, threatened against the Company before any federal, state or local court, board, department, commission or agency nor, to the best knowledge of the Company, does any basis therefor exist or (ii) existing or, to the best knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company, nor, to the best knowledge of the Company, does any basis therefor exist. All employees of the Company are citizens of, or are authorized to be employed in, the United States.

         SECTION 3.13B. TITLE; LEASED ASSETS. The Company owns no real property. Set forth on Schedule 3.13B(1) is a list of all tangible and intangible personal property owned by the Company (collectively, the "Personal Property"). The Company has good, valid and marketable title to all of the Personal Property. A list and brief description of all leases of personal and real property to which the Company is a party, either as lessor or lessee, are set forth in Schedule 3.13B(2). Except as set forth on Schedule 3.5B. all such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Personal Property and the leased personal property referred to in this paragraph constitute the only personal property used in the conduct of the business of the Company. Except as set forth in Schedule 3.13B(3), the Company owns, leases or otherwise possesses a right to use all assets used in the conduct of the business of the Company, which will not be impaired by the consummation of the transactions contemplated hereby.

         SECTION 3.14B. COMMITMENTS. Except as set forth on Schedule 3.14B., the Company has not entered into, nor are the assets or the business of the company bound by, whether or not in writing, any agreement, contract, document or obligation, whether written or oral (collectively, the

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"Commitments"). True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have been delivered to Purchaser. There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company, and no penalties have been incurred nor are amendments pending, with respect to the Commitments and the Commitments are in full force and effect. Neither the Company nor any of the Members has received notice of the exercise of any right to cancel or terminate any Commitment. No customer or supplier of the Company has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods and services that it is willing to purchase from, or sell to, the Company.

         SECTION 3.15B. INSURANCE. The Company carries property, liability, workers' compensation and such other types of insurance as is customary in the industry of the insured. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry of the insured. Such insurance policies shall be outstanding and duly in force without interruption up to and including the Closing Date. True, complete and correct copies of all such policies have heretofore been provided to Purchaser.

         SECTION 3.16B. OWNERSHIP INTERESTS OF INTERESTED PERSONS. Except as set forth on Schedule 3.16B., no officer, supervisory employee, manager or member of the Company, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer or supplier of the Company, or any organization that has a material contract or arrangement with the Company. Except for the ownership of publicly traded securities constituting less than one percent (1%) of the total issued and outstanding securities of the same class, none of the Members owns directly or indirectly any interests or has any investment in any corporation, business or other person that is a competitor of the Company.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof:

         SECTION 4.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

         SECTION 4.2. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement and the other agreements, instruments and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate and other actions of Purchaser. This Agreement and each other agreement, instrument and document contemplated hereby have been duly executed and delivered by Purchaser as appropriate and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited

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by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 4.3. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements, instruments and documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

         SECTION 4.4 AUTHORIZATION FOR THE SHARES. Purchaser has taken all action necessary to permit it to issue the Shares. The Shares issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens, claims, charges or security interests and no shareholder of Purchaser will have any preemptive right of subscription or purchase in respect hereof.

         SECTION 4.5 SEC REPORTS. Since December 9, 1998, Purchaser has filed all forms, documents and reports with the SEC required to be filed by it pursuant to federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"), all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make statements contained therein not misleading.

                                   ARTICLE V.
                   CLOSING DELIVERIES AND CONDITIONS PRECEDENT

         SECTION 5.1. DELIVERIES OF THE COMPANY AND MEMBERS. Unless waived by Purchaser, at the Closing the Company and Members (as the case may be) shall deliver to Purchaser the following, all of which shall be in a form satisfactory to counsel to Purchaser:

         (a) certificates representing the Securities, duly endorsed and in proper form for transfer to Purchaser by delivery under applicable law, or accompanied by duly executed instruments of transfer in blank;

         (b) a copy of the resolutions of the Manager and Members of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Company's Manager as being a true and correct copy of the original thereof subject to no modifications or amendments;

         (c) a certificate, dated within ten (10) days of the Closing Date, of the Secretary of State of Texas establishing that the Company is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in the State of Texas;

         (d) the executed Noncompetition Agreements of certain of the Members in the forms attached hereto as Schedule 5.1(d);

SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       10

         (e) all authorizations, consents, approvals, permits and licenses referenced in Schedule 3.5;

         (f) a Release of the Members in the form attached hereto as Schedule 5.1(f);

         (g) the resignation of James G. Hazlewood as Manager;

         (h) the executed Amendment to Lease Agreement in substantially the form attached as Schedule 5.1(h);

         (i) the resignations of James G. Hazlewood, John H. Jackson and Richard
D. Evans as employees, effective immediately prior to the Closing; and

         (j) such other instruments of transfer as shall be necessary or appropriate, as Purchaser may reasonably request, to vest in Purchaser good and marketable title to the Securities.

         SECTION 5.2. DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver to the Members:

         (a) the Purchase Price; and

         (b) the executed Noncompetition Agreements.

         SECTION 5.3. PURCHASER'S CONDITIONS TO CLOSING. The obligations of Purchaser hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions: (i) Purchaser shall have received all of the closing deliveries set forth in Section 5.1; and (ii) no investigation, action, suit or proceeding shall be pending or threatened before any court or governmental body which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated herein.

         SECTION 5.4. COMPANY'S AND MEMBERS' CONDITIONS TO CLOSING. The obligations of Company and Members hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions: (i) Members shall have received all of the closing deliveries set forth in Section 5.2; and (ii) no investigation, action, suit or proceeding shall be pending or threatened before any court or governmental body which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated herein.

                                   ARTICLE VI.
                      POST CLOSING COVENANTS AND AGREEMENTS

         SECTION 6.1. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of Purchaser, the Company and Members shall deliver any further instruments of transfer reasonably requested by Purchaser, and take all reasonable action as may be necessary or appropriate to (i) vest in Purchaser good and marketable title to the Securities and (ii) carry out more effectively the

SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       11
provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder including but not limited to transfer of the domain name interests listed on Schedule 3.13B(3). Following the Closing, Purchaser shall instruct its transfer agent to issue the Shares to the Members as of the Closing Date as provided in Schedule 6.1. Within thirty (30) days following the Closing, James G. Hazlewood agrees to transfer to the Company the domain names set forth in Schedule 3.13B(3).

         SECTION 6.2. INCOME TAX ISSUES. The Members shall timely pay and shall indemnify Purchaser against all income taxes assessed or payable in connection with the transfer of the Securities from the Members to Purchaser or attributable to the business or operations of the Company on or prior to the Closing Date. For such purpose, the portion of any income tax attributable to a taxable year or period beginning before and ending after the Closing Date shall be apportioned based upon actual results of operations through the end of the Closing Date. The Members shall cause the final federal income tax return for the Company for the period ending on the Closing Date to be prepared, and shall timely pay all income taxes accrued, for all taxable years or periods of the Company ending on or before the Closing Date. All such returns shall be prepared at the Members' expense and shall be prepared in a manner consistent with the Company's prior practice to the extent permitted by applicable law. Such returns shall be submitted to Purchaser for review, and any dispute about the treatment of any item on such returns shall be submitted for determination by an independent certified public accountant who is reasonably acceptable to Purchaser and Principal Members. Each party hereto shall provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any income tax return, amended return or claim for refund, determining a liability for income taxes or a right to refund of such taxes or in conducting any audit or other proceeding in respect of such taxes. Such cooperation and information shall include providing copies of all relevant portions of returns, together with relevant accompanying schedules, work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which such party may possess.

         SECTION 6.3. REGISTRATION RIGHTS.

(a)      Shelf Registration.

                  (i) On or before May 17, 1999, Purchaser agrees to cause the filing of a registration statement on an appropriate form (the "Registration Statement") with the SEC to register the resale from time to time in the open market of the Shares (as adjusted to or resulting from additional securities being issued in connection with the reclassification, split, combination, or dividends of securities paid thereon). Purchaser shall use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC and to remain effective from the date it is declared effective by the SEC until the earlier of: (a) six months after the second anniversary of the Closing Date; or (b) the date upon which all the Shares which are included in such Registration Statement have been sold.

                  (ii) The Registration Statement filed pursuant to this Section 6.3(a) may include other securities of Purchaser.


SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       12

(b)      Piggyback Registration.

                  (i) If at any time within one (1) year after the Closing Date, Purchaser proposes to file a registration statement under the Securities Act covering a proposed sale of any of its Common Stock, for itself (other than a registration statement on Form S-4 or S-8, or any form substituting therefor for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Purchaser pursuant to any employee benefit plan, respectively), or for anyone else (i.e., a secondary offering) Purchaser shall give the Members written notice (the "Purchaser Notice") of such proposed filing at least 10 days prior to the anticipated filing date, and such notice shall offer the opportunity to register such number of Shares as the Members may request, subject to the Company's accepting the terms of the underwriting agreement, including the public offering price and underwriting discounts and commissions, as agreed upon between Purchaser and the managing underwriter selected by it, if any. Purchaser shall use its best efforts to cause any managing underwriter of a proposed underwritten offering to permit the Members to include such Shares as it may request be included in such offering on the same terms and conditions as any similar securities of Purchaser included therein. In order to exercise the above registration rights, the Members must notify Purchaser in writing within 5 days after the date of the Purchaser Notice.

                  (ii) Notwithstanding anything in this Section 6.3(b) to the contrary: (a) no such registration hereunder shall be required if the managing underwriter for the proposed offering shall determine that the inclusion of the Shares requested to be registered would have an adverse effect on the marketability or the price of the securities proposed to be offered by Purchaser, in which event Purchaser shall be obligated to include only such limited number, if any, of Shares in such offering as the managing underwriter believes may be sold without causing such adverse effect, which securities will be taken from those held by a group consisting of the Members and other holders of securities of Purchaser having similar registration rights to those of the Members, on a pro rata basis and (b) Purchaser may at any time withdraw or cease proceeding with the registration of such Shares if it shall at the time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered without obligation to the Members. In the event that the contemplated registration does not involve an underwritten public offering, the determination that the inclusion of such Shares would have an adverse effect on the marketability or the price of the securities proposed to be offered by Purchaser shall be made by Purchaser in its reasonable discretion.

                  (iii) No holder of Shares may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's Shares on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.


SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       13

                  (iv) The Members shall furnish to Purchaser in writing required information required for inclusion in the Registration Statement, including a description of the proposed plans of distribution. If any Member fails to provide such information, Purchaser shall not be obligated to include such Member or his or her Shares in the Registration Statement until such Member provides such information.

         (c) Expenses. All expenses incurred by Purchaser in complying with this
Section 6.3, including without limitation all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Purchaser, are herein called "registration expenses" and all underwriting discounts, taxes and selling commissions applicable to the sales of the Shares and all fees and disbursements of separate counsel for the Members are herein called "selling expenses." Except as otherwise specifically provided herein, Purchaser shall pay all of the registration expenses incurred in connection with the registration statement filed pursuant to Section 6.4 and the Members shall bear their own selling expenses.

         (d) Copies of Registration Statement and Prospectus. Purchaser will furnish to the Members a conformed copy of the registration statement as declared effective by the SEC and each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and such number of copies of the final Prospectus and each post-effective amendment or supplement thereto as well as all filings, if any, with state securities agencies, as the Members may reasonably request.

         (e) Transferability. The registration rights provided to the Members under this Section 6.3 are not transferable.

         (f) Indemnification. Purchaser shall indemnify and hold harmless the Members from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages and expenses (including reasonable attorneys' and other expenses for investigation and defense with respect to the foregoing) to the extent not covered and paid by insurance (collectively "Damages"), joint or several, to which the Members may be or become subject insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of material fact contained in a registration statement relating to the sale of the Shares or any prospectus forming in part thereof, or any amendment or supplement thereto, or arise out of or based upon any omission or alleged omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by an untrue statement or omission based upon information furnished in writing to Purchaser by a Member. The Members shall indemnify Purchaser, its directors, each officer signing the Registration Statement and each person, if any, who controls Purchaser within the meaning of the Securities Act, from and against any and all Damages to which any of the foregoing persons may become subject insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus forming a part thereof, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make any statement therein not misleading, but only insofar as such Damages are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to Purchaser by a Member, or any person engaged by a Member or acting on a Member's behalf expressly for use therein.

SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       14

         SECTION 6.4. ACCOUNTING TREATMENT. From and after the date of this Agreement, none of Purchaser, the Company or any Member shall take, or cause or permit any of their affiliates to take, any action that would preclude qualification of the transactions contemplated by this Agreement for a pooling of interests accounting treatment.

                                  ARTICLE VII.
                                    REMEDIES

         SECTION 7.1. INDEMNIFICATION BY THE MEMBERS. (a) Subject to the terms and conditions of this Article, the Members, severally and not jointly, agree to indemnify, defend and hold Purchaser and its directors, officers, agents, attorneys and affiliates (the "Purchaser Indemnitees") harmless from and against all Damages asserted against or incurred by such indemnitees by reason of or resulting from:

         (i) a breach by such Member of any representation or warranty made by such Member in Article 3.A.;

         (ii) a breach by such Member of any covenant or agreement of such Member in this Agreement;

         (iii) a breach by such Member of any representation, warranty or covenant made by such Member in any other Member Delivered Document;

         (iv) all taxes upon or arising from the transactions contemplated hereby and all taxes of the Company related to taxable periods or portions thereof ending on or before the Closing Date, except as set forth on Schedule 3.11B(2); or

         (v) all transaction expenses of the Company over the aggregate amount of $30,000.00.


         (b) Subject to the terms and conditions of this Article, the Principal Members, jointly and severally, agree to indemnify, defend and hold the Purchaser Indemnitees harmless from and against all Damages asserted against or incurred by such indemnities by reason of or resulting from:

         (i) a breach of any representation, warranty or covenant of the Company or Principal Members contained herein, in any schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby; and

         (ii) any liabilities, contingent or otherwise (known or unknown and asserted or unasserted) arising out of the Company's conduct or its business prior to Closing and the liabilities of the Company created prior to Closing or arising out of transactions effected or events occurring on or prior to the Closing Date (including, without limitation, litigation matters which arose from events or circumstances occurring on or prior to the Closing Date), except as disclosed herein (unless such liability is specifically a subject of indemnification hereunder.


SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       15

         Notwithstanding the above paragraphs, the Principal Members shall not be required to indemnify the Purchaser Indemnitees in respect of any Damages pursuant to Section 7.1(b) until the aggregate amount of all such Damages exceeds $50,000, whereupon the Principal Members shall be required to indemnify the Purchaser Indemnitees in respect of such Damages only to the extent that such Damages exceed $50,000.

         SECTION 7.2. INDEMNIFICATION BY PURCHASER. Subject to the terms and conditions of this Article, Purchaser hereby agrees to indemnify, defend and hold the Members and their agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnities by reason of or resulting from a breach by Purchaser of any representation, warranty or covenant of Purchaser contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

         SECTION 7.3. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Members and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 6.3(f), 7.1 and 7.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) Within twenty (20) days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defenses with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

         (b) In the event that the indemnifying party, by the thirtieth (30th) day after receipt of notice of any such claim (or, if earlier, by the tenth
(10th) day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person

SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       16
asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified, such consent not to be unreasonably withheld, unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified. The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         SECTION 7.4. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies.

         SECTION 7.5. REMEDIES EXCLUSIVE. The remedies provided in this Article shall be exclusive of any other rights or remedies available to one party against the other, either at law or in equity, except in the case of fraud.

         SECTION 7.6. COSTS, EXPENSES AND LEGAL FEES. Subject to the provisions of Sections 6.2, 6.3(f), 7.1 and 7.2, whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' and accountants' fees), except that (a) each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully enforcing any of the terms of this Agreement or proving that another party breached any of the terms of this Agreement; and (b) the Company shall bear all transaction expenses (including without limitation reasonable legal fees (including the reasonable fees of Haynes & Boone, L.L.P., McGuire Craddock Strother & Hale, P.C. and Jimmy Heisz, of which $1,800 has previously been paid) but excluding accounting fees) up to an aggregate amount of $30,000.

         SECTION 7.7. CLAIM PERIOD. Any claims for Damages must be made prior to the expiration of the applicable periods set forth in Section 8.6, and as to any such claim that is presented to the indemnifying party within the applicable period set forth in Section 8.6, such obligation to indemnify shall continue to survive until such claim is finally resolved or disposed of.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         SECTION 8.1. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.





SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       17

         SECTION 8.2. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Purchaser to an affiliate of Purchaser.

         SECTION 8.3. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         SECTION 8.4. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 8.5. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 8.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall survive the Closing and all statements contained in any certificate, schedule or other instrument delivered by or on behalf of the Company, Members or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by the Company, Members or Purchaser, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of twelve (12) months, except for representations and warranties with respect to any environmental, tax or tax-related matters which shall survive the Closing for a period of four (4) years.

         SECTION 8.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

         SECTION 8.8. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 8.9. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either

SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       18
written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure to attorneys, accountants, investment bankers or other agents of the parties or as required by law.

         SECTION 8.10. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by facsimile transmission or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or transmitted by facsimile or on the third (3rd) business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to Purchaser:                        Internet America, Inc.
                                                 One Dallas Centre
                                                 350 N. St. Paul, Suite 3000
                                                 Dallas, Texas 75201
                                                 Attention: President
                                                 Fax No.:  (214) 861-2663

         If to the Members:                      The addresses set forth in
                                                 Schedule 3.4B

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

         SECTION 8.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



SECURITIES PURCHASE AGREEMENT
-----------------------------
                                       19

         EXECUTED as of the date first above written.

                                          COMPANY:
                                          CYBERRAMP, L.L.C.



                                          By:  /s/ James G. Hazlewood
                                               ---------------------------------
                                               James G. Hazlewood, Manager


                                          MEMBERS:


                                          /s/ James G. Hazlewood
                                          --------------------------------------
                                          James G. Hazlewood


                                          /s/ John H. Jackson
                                          --------------------------------------
                                          John H. Jackson


                                          /s/ Richard D. Evans
                                          --------------------------------------
                                          Richard D. Evans


                                          /s/ David Hazlewood
                                          --------------------------------------
                                          David Hazlewood


                                          /s/ Stephanie Hazlewood
                                          --------------------------------------
                                          Stephanie Hazlewood


                                          /s/ Jennifer Hazlewood
                                          --------------------------------------
                                          Jennifer Hazlewood


                                          /s/ Allison Hazlewood
                                          --------------------------------------
                                          Allison Hazlewood

                                          PURCHASER:
                                          INTERNET AMERICA, INC.



                                          By:        /s/ Michael Maples
                                             -----------------------------------
                                                Michael Maples, President and
                                                   Chief Executive Officer